Exhibit 32


                Certification Required by 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K for the year ended September 30, 2006 (the "Report") by Global Payment Technologies, Inc. ("Registrant"), each of the undersigned hereby certifies that to the best of their knowledge:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


                                      /s/Stephen Nevitt
                                      ----------------------------------------
                                      Stephen Nevitt
                                      President and Chief Executive Officer


                                      /s/William L. McMahon
                                      ----------------------------------------
                                      William L. McMahon
                                      Vice President and Chief Financial Officer




Date: January 12, 2007


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Global Payment Technologies, Inc. and will be retained by Global Payment Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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